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                                                                EXHIBIT 11(c)

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 52 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 16, 1993 relating to the selected per share data and ratios appearing in the December 31, 1992 Annual Report to Shareholders of AIM Equity Funds, Inc. (formerly AIM Funds (C)). We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Houston, Texas
June 5, 1997






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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 52 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 25, 1995, relating to the financial statements and financial highlights appearing in the September 30, 1995 Annual Report to Shareholders of AIM Equity Funds, Inc. (formerly Baird Blue Chip Fund, Inc.), which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and to the references to us under the headings "Audit Reports" and "Financial Statements" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Houston, Texas
June 5, 1997